UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2012

CAM Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53009	57-1021913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jixing Building, 151 Shengli Avenue North, Shijiazhuang, Hebei Province, P.R. China	050041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86-0311-8696-4264

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAM GROUP, INC.

CURRENT REPORT ON FORM 8-K

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Exhibit - 10.1 Employment Agreement between Ms. Ka and CAM Group, Inc.
Signatures

Item 1.01 Entry into a Material Definitive Agreement.

The information provided in Item 5.02 below is hereby incorporated by reference to this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As reported in our Current Report on Form 8-K which was filed on September 28, 2012, Ms. Kit Ka was appointed to the position Chief Executive Officer of the Company. It was previously reported that Ms. Kit Ka was an at-will employee with the Company and no employment agreement existed between Ms. Ka and the Company.

On November 8, 2012 Ms. Kit Ka and the Company entered into a two year employment agreement which has been attached hereto as Exhibit 10.1. Ms. Ka shall receive an annual salary of $1 for her services as CEO of the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit

Exhibit - 10.1 Employment Agreement between Ms. Ka and CAM Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 9, 2012              CAM Group, Inc.

By: /s/ Weiheng Cai

                                                                  Weiheng Cai

President, Director, Principal Financial Officer and Principal Accounting Officer

Exhibit Index

Exhibit - 10.1 Employment Agreement between Ms. Ka and CAM Group, Inc.